Exhibit 10.2

SOFTWARE ORDER FORM ORDER No. _00001_

This Software Order Form (“Order From”) incorporates by reference and is governed by the terms and conditions of the Amended and Restated Software License Agreement dated as of June 22, 2020, by and between the signatories hereto (“Agreement”). This Order Form amends and restates, and supersedes and replaces, the Order Form dated December 13, 2018 by and petween Licensor and Customer.

Swirlds, Inc. (“Licensor”)		Coro Global, Inc. (“Customer”)
3400 North Central Expressway, Suite 470		78 SW 7th Street
Richardson, Texas 75080		Miami, FL 33130

Signature:	/s/ Mance Harmon	Signature:	/s/ J. Mark Goode
Print Name: Mance Harmon		Print Name: J. Mark Goode
Title: CEO		Title: CEO
Date: 6/23/2020		Date: 6/22/2020

Licensor and Customer accept and agree to this Order Form, as follows:

1.	SOFTWARE LICENSE:

Licensed Software	Maximum # of Allowed Nodes (1)	License Term (2)	First-Year License Fee (3)*	Renewal Years - Annual License Fee**
Swirlds Hashgraph SDK for use in private permissions networks.	15	One Year	$225,000	$45,000

*$15,000 per Node.

**$3,000 per Node.

(1) Customer may order additional Nodes by executing another Order Form (pricing may vary).

(2) Renewal: The License Term will automatically renew (each year on the fifteenth day of January), for additional one (1) year terms unless and until (i) the Agreement is terminated in accordance with Section 10.2, or (ii) Customer provides notice of non-renewal to Licensor at least thirty (30) days prior to expiration of the term then in effect. For each renewal year, the annual license fee will be subject to an annual escalation, which increase shall not be more than five percent (5%).

(3) The First-Year License Fee is due and payable as follows:

1.	An initial First Year License Fee payment of $100,000 will be made upon the mutual signing and execution of the Amended and Restated License Agreement, anticipated before June 30, 2020.

2.	The remaing $125,000 balance of the First Year License Fee payment will be made prior to commercial launch of Coro, expected on or about May 1, 2020, but in any event such payment will be made not later than August 1, 2020.

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SOFTWARE ORDER FORM ORDER No. _00001_

2.	CORO CUSTOMER TRANSACTION FEE:

“Coro Customer Transaction Fee Percentage” means 10%

“Minimum Quarterly Coro Customer Transaction Fee” means $5,000.

“Coro Customer Transaction Fee” means, for the period being measured, (i) the Coro Customer Transaction Fee Percentage, multiplied by (ii) the aggregate value of all transactions fees collected by Customer or its Affiliates from Coro transactions between Coro Account Holders processed on the Swirlds Customer Network.

Coro Customer Transaction Fees shall be paid: ☐ Monthly ☑ Quarterly

Beginning May 1, 2020, on or before the thirtieth (30th) day following the end of each calendar quarter during the License Term, Customer shall deliver to Licensor the payment of the Coro Customer Transaction Fee for the calendar month just ended, along with a report (in form and substance acceptable to Customer), showing Customer’s calculation of the Coro Customer Transaction Fee for the applicable period. If the Coro Customer Transaction Fee payable to Licensor is less than the Minimum Quarterly Coro Customer Transaction Fee for any quarter, Customer will pay Licensor the Minimum Quarterly Coro Customer Transaction Fee.

3.	NETWORK TRANSACTION FEES:

Customer will pay Licensor a network transaction fee on all transactions (other than transactions for fiat), that are conducted by a Coro Account Holder using their digital wallets on the Coro Network, regardless of the currency that is used for any such transaction (collectively, the “Network Transaction Fees”). The Network Transaction Fees will be the same as the transaction fees charged by Hedera Hashgraph, LLC (“Hedera”) for transactions using the Hedera network. The transaction fees charged by Hedera on the Hedera network will be communicated to Customer in writing and updated from time-to-time when changed.

Network Transaction Fees shall be paid: ☐ Monthly ☑ Quarterly

On or before the thirtieth (30th) day following the end of each calendar quarter during the License Term, Customer shall deliver to Licensor payment of the Network Transaction Fees for the calendar quarter just ended, along with a report (in form and substance acceptable to Customer), showing Customer’s calculation of the Network Transaction Fees for the applicable period.

4.	Payment Terms

All payments due under this Order Form shall be remitted to:

Swirlds, Inc.

Attn: Accounts Receivable

3400 North Central Expressway, Suite 470

Richardson, Texas 75080

All license fees are non-cancelable and non-refundable except as provided in the Agreement.

The initial First-Year License Fee payment of $100,000 is due and payable on or June 30, 2020.

The remaining $125,000 First Year License fee shall be due upon commercial launch, but not later than Auguat 1, 2020.

Annual license fees for any renewal year shall be invoiced annually on June 22nd in advance.

Payment of all Coro Customer Transaction Fees and Network Transaction Fees shall be due and on or before the thirtieth (30th) day following the end of each calendar quarter beginning August 1, 2020.

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SOFTWARE ORDER FORM ORDER No. _00001_

5.	CONTRACT AND BILLING CONTACT INFORMATION:

Contract Administrator: Nikki Noel	Billing Contact:

Address: 78 SW 7th Street, Miami, FL 33130	Address: 78 SW 7th Street, Miami, FL 33130
E-mail:	E-mail:	Voice:
Cell:	Fax:	Cell:

Customer PO # (if necessary): ___________________**

** Identification of Customer’s PO is for Customer’s payment reference purposes only. Any terms and conditions contained therein are null and void as set forth in the Agreement.

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